Exhibit 5.1

September 1, 2016

Mitcham Industries, Inc.

8141 SH 75 South, P.O. Box 1175

Huntsville, Texas 77342

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Mitcham Industries, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time of:

(1) debt securities, which may be senior or subordinated, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(2) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(3) shares of the Company’s preferred stock, par value $1.00 per share, (the “Preferred Stock”),

(4) depositary shares evidenced by depositary receipts (the “Depositary Shares”); and

(5) warrants for the purchase of Common Stock (the “Warrants”);

all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) at an aggregate initial offering price not to exceed $50,000,000.

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Third Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Senior Indenture (the “Senior Indenture”), (iv) the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (v) resolutions of the Company’s board of directors (the “Board”) and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed certain certificates of officers of the Company and of public officials, we have relied on such certificates with respect to certain factual matters that we have not independently established and we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(v) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with applicable laws;

(vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(vii) the Indentures relating to the Debt Securities, a depositary agreement relating to the Depositary Shares (the “Depositary Agreement”) and a warrant agreement relating to the Warrants (the “Warrant Agreement”) will be duly authorized, executed and delivered by the parties thereto;

(viii) the form and terms of any Securities, the issuance, sale and delivery thereof by the Company and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms therof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon it, or to which the issuance, sale and delivery of such Securities, or the incurrence or performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

(ix) each person signing the documents we examined has the legal capacity and authority to do so;

(x) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(xii) any Securities issuable upon conversion, exchange or exercise of any Debt Securities or Preferred Stock being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board (or a committee thereof) has taken all necessary corporate or comparable action to approve the issuance and terms of any such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable

Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

2. With respect to shares of the Common Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable;

3. With respect to shares of any series of Preferred Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designations, preferences and rights with respect to the series with the Secretary of State of the State of Texas (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable; and

4. With respect to the Depositary Shares offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Texas, (ii) the Depositary Agreement and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable Depositary Agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement approved by the Company, upon payment of the consideration thereof or provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued;

5. With respect to shares of the Warrants offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the warrants, the terms of the offering thereof and related matters; and (ii) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the federal laws of the United States, the laws of the State of Texas and the laws of the State of New York. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.